Filed pursuant to Rules 424(b)(3) and 424(b)(7)
                          A filing fee of $599.76, calculated in accordance with
                      Rule 457(r), has been transmitted to the SEC in connection with the offering of common stock pursuant to the registration statement
                   (File No. 333-141269) by means of this prospectus supplement.



PROSPECTUS SUPPLEMENT NO. 1
---------------------------
TO PROSPECTUS DATED MARCH 13, 2007



                                     [LOGO]

                         202,972 SHARES OF COMMON STOCK

                           ---------------------------


         This prospectus supplement relates to the offer and sale of an aggregate of 202,972 shares of common stock of SEACOR Holdings Inc. by the selling stockholders listed under the heading "Selling Stockholders." We issued these shares on March 13, 2007 to the selling stockholders in a private transaction in connection with our acquisition of assets from Waxler Transportation Company, Inc. and Waxler Towing Company, Incorporated pursuant to an asset purchase agreement dated March 13, 2007.

         Our common stock is listed on the New York Stock Exchange under the ticker symbol "CKH." On March 13, 2007, the last reported sale price for our common stock was $94.15 per share.

         The selling stockholders identified in this prospectus supplement or its successors, including their transferees, pledgees or donees or their successors, may offer the shares from time to time through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. The timing and amount of any sale are within the sole discretion of the selling stockholders, subject to certain restrictions. We will not receive any proceeds from the sale of these shares by the selling stockholders, except to the extent that the proceeds from the sale of shares by the selling stockholders are paid to us in connection with the selling stockholders' indemnification obligations under the asset purchase agreement. See "Plan of Distribution."

                           ---------------------------

         INVESTING IN THE SHARES INVOLVES RISKS. SEE "ITEM 1A - RISK FACTORS" BEGINNING ON PAGE 23 OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006, WHICH IS INCORPORATED BY REFERENCE HEREIN.

                           ---------------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           ---------------------------



            The date of this prospectus supplement is March 14, 2007.

                                TABLE OF CONTENTS

                                                                   PAGE

Prospectus Supplement
---------------------

About this Prospectus Supplement                                    S-1
Use of Proceeds                                                     S-2
Selling Stockholders                                                S-2
Plan of Distribution                                                S-4
Where You Can Find More Information                                 S-6
Incorporation of Certain Documents by Reference                     S-6


Prospectus
----------

About this Prospectus                                                 2
Forward-Looking Statements                                            2
Use of Proceeds                                                       5
Description of Common Stock                                           5
Selling Stockholders                                                  7
Where You Can Find More Information                                   7
Incorporation of Certain Documents by Reference                       7
Legal Matters                                                         8
Experts                                                               8

                        ABOUT THIS PROSPECTUS SUPPLEMENT

         This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described below under the headings "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

         If the description of this offering in this prospectus supplement differs from the accompanying prospectus, you should rely on the information in this prospectus supplement.

         You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus or to which we have referred you. We have authorized no one to provide you with different information. If you receive any other information, you should not rely on it. This prospectus supplement may only be used where it is legal to sell these securities. You should assume that the information contained or incorporated by reference in this prospectus supplement is accurate as of the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

         Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. See "Incorporation of Certain Documents By Reference."

         References in this prospectus supplement to "SEACOR," "we," "us," and "our" refer to SEACOR Holdings Inc. and its subsidiaries, unless the context otherwise requires.

                                 USE OF PROCEEDS

         All of the shares of common stock being offered pursuant to this prospectus supplement are being sold by the selling stockholders or their pledges, donees, transferees or other successors-in-interest. Accordingly, we will not receive any proceeds from the sale of these shares. See "Selling Stockholders."

                              SELLING STOCKHOLDERS

         On March 13, 2007, we completed the acquisition of substantially all of the assets of Waxler Transportation Company, Inc. and Waxler Towing Company, Incorporated. In connection with this acquisition and at the direction of the two companies in connection with their dissolution and liquidation, we issued to the selling stockholders 202,972 unregistered shares of SEACOR Holdings Inc. common stock, all of which are registered for resale pursuant to this prospectus supplement. SEACOR Holdings Inc. will not receive any of the proceeds from the sale of the shares offered by this prospectus supplement.

         The following table sets forth information about each of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders prior to this offering and the number of shares of common stock being offered from time to time pursuant to this prospectus supplement. We prepared this table based on information supplied to us by the selling stockholders and we have not sought to verify the information. We have assumed for purposes of this table that each of the selling stockholders will sell all of the shares offered by that selling stockholder pursuant to this prospectus supplement. However, the selling stockholders listed in this table do not necessarily intend to sell any or all of their shares pursuant to this prospectus supplement. Information about the selling stockholders may change from time to time. Any changed information will be set forth in a prospectus supplement or post-effective amendment to the registration statement of which the accompanying prospectus is a part, if required by applicable law.

                                          NUMBER OF
                                          SHARES OF                                                     NUMBER OF SHARES OF
                                         COMMON STOCK                            NUMBER OF SHARES       COMMON STOCK TO BE
                                         BENEFICIALLY           PERCENT           OF COMMON STOCK     OWNED AFTER COMPLETION
                NAME                      OWNED (1)            OF CLASS           OFFERED HEREBY       OF THIS OFFERING (2)
------------------------------------ --------------------- ----------------- ------------------------ ------------------------
Waxler Towing Company,
Incorporated Shareholder                    46,281                *                   46,281                    __
Liquidating Trust
9405 Mary Tucker Cove
Bartlett, TN  38133

Waxler Transportation Company,             156,691                *                   156,691                   __
Inc. Shareholder Liquidating Trust
9405 Mary Tucker Cove
Bartlett, TN  38133



----------------
* Represents less than 1% of our outstanding common stock.

 (1) Beneficial ownership is determined in accordance with the rules and regulations of the SEC and generally includes securities held by persons who possess sole or shared voting power or investment power with respect to those securities and includes securities that are or will become exercisable within 60 days after March 14, 2007.

(2) Assumes that each selling stockholder will sell all of such stockholder's shares of common stock being registered hereby. Based on each selling stockholder's beneficial ownership of shares of common stock as of March 14, 2007.

         Each selling stockholder has represented to us that the shares of common stock listed opposite such selling stockholder's name under the heading "Number of Shares of Common Stock Offered Hereby" were acquired for investment for its own account, not as nominee or agent, for investment purposes only, and not with a view to the resale or distribution of any part thereof except pursuant to an effective registration statement or an exemption from registration. In recognition of the fact that the selling stockholders may wish to be legally permitted to sell the shares in the future, we agreed to file with the SEC under the Securities Act of 1933, or the "Securities Act," this prospectus supplement with respect to the resale of the shares from time to time, and have agreed to prepare and file such prospectus supplements as may be necessary until the earliest of (i) the expiration of the 12 month period following the closing of our acquisition of substantially all of the assets of Waxler Transportation Company, Inc. and Waxler Towing Company, Incorporated,

(ii) the date when all of the shares offered by the selling stockholders hereby have been sold or (iii) the availability of Rule 144 of the Securities Act to sell such shares.

                              PLAN OF DISTRIBUTION

          The selling stockholders and any of their pledgees, donees, transferees or other successors-in-interest may, from time to time, sell any or all of the shares of common stock beneficially owned by them and offered hereby directly or through one or more broker-dealers or agents. The selling stockholders will be responsible for commissions charged by such broker-dealers or agents. The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

          o on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

          o    in the over-the-counter market;

          o in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

          o through the writing of options, whether such options are listed on an options exchange or otherwise;

          o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

          o block trades in which the broker dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

          o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

          o an exchange distribution in accordance with the rules of the applicable exchange;

          o    privately negotiated transactions;

          o    through the settlement of short sales;

          o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

          o    a combination of any such methods of sale; and

          o    any other method permitted pursuant to applicable law.

         Any of the selling stockholders may be deemed to be a statutory underwriter under the Securities Act. In addition, any broker-dealers who act in connection with the sale of the shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act. The selling stockholders have acknowledged that they understand their obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M.

         In effecting sales, brokers or dealers engaged by any of the selling stockholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from the selling stockholders in amounts to be negotiated by the selling stockholders. The selling stockholders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with any of the selling stockholders (including in connection with the distribution of the common stock by such broker-dealers). The selling stockholders may also engage in short sales of the common stock and may enter into option or other transactions with broker-dealers that involve the delivery of the common stock to the broker-dealers, who may then resell or otherwise transfer such common stock.

         Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Such broker-dealers and any other participating broker-dealers may, in connection with such sales, be deemed to be underwriters within the meaning of the Securities Act. If the selling stockholders effect such transactions through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal, or both (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be less than or in excess of those customary in the types of transactions involved). Any discounts or commissions received by any such broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

         The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus supplement, or under an amendment to this prospectus supplement under Rule 424(b) or other applicable regulation promulgated under the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgees, donees, transferees or other successors-in-interest as selling stockholders under this prospectus supplement.

         The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the pledgees, donees, transferees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus supplement. In addition, the selling stockholders may also sell shares in accordance with Rule 144 under the Securities Act, if Rule 144 is then available.

         There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement of which the accompanying prospectus forms a part. Once sold under this prospectus supplement, the shares of common stock will be freely tradeable in the hands of persons other than our affiliates.

         We will pay all of the expenses incident to the filing of this registration statement, estimated to be $45,000. These expenses include legal and accounting fees in connection with the preparation of the registration statement of which this prospectus supplement is a part, legal and other fees in connection with the qualification of the sale of the shares under the laws of certain states (if any), registration and filing fees and other expenses. We have agreed to keep the registration of the shares offered hereby effective until the earliest of (i) the expiration of the 12 month period following the closing of our acquisition of substantially all of the assets of Waxler Transportation Company, Inc. and Waxler Towing Company, Incorporated, (ii) the date when all of the shares offered by the selling stockholders hereby have been sold or (iii) the availability of Rule 144 of the Securities Act to sell such shares.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), under which we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC at the SEC's public reference room located at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings also are available to the public on the SEC's website at http://www.sec.gov, which contains reports, proxies and information statements and other information regarding issuers that file electronically. In addition, our SEC filings are available on our website at http://www.seacorholdings.com.

         You may request a copy of these filings at no cost by writing or telephoning us at the following address:

                              SEACOR Holdings Inc.
                               INVESTOR RELATIONS
                        2200 Eller Drive, P.O. Box 13038
                            Fort Lauderdale, FL 33316
                                 (954) 523-2200.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         This prospectus supplement relates to a registration statement on Form S-3ASR that we filed with the SEC to register, among other securities, the securities that may be sold in this offering. This prospectus supplement and the accompanying prospectus do not include all of the information contained in the registration statement because certain parts of the registration statement are omitted as provided by the rules and regulations of the SEC. For further information about us and the securities offered in this prospectus supplement, you should review the registration statement and the information incorporated by reference therein. You can inspect or copy the registration statement at the SEC's public reference rooms at the address listed above.

         The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby "incorporate by reference" the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

         o        Our Annual Report on Form 10-K for the year ended December 31,
                  2006;

         o Our Proxy Statement for our 2006 annual meeting filed on April 17, 2006; and

         o        Our Current Report on Form 8-K filed on March 13, 2007.

         All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, also shall be deemed to be incorporated by reference in this prospectus supplement, unless otherwise provided in the relevant document. These additional documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

         Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. You may request a copy of these filings at no cost by writing or telephoning us at the following address:

                              SEACOR Holdings Inc.
                               INVESTOR RELATIONS
                        2200 Eller Drive, P.O. Box 13038
                            Fort Lauderdale, FL 33316
                                 (954) 523-2200.

PROSPECTUS


                                     [LOGO]

                              SEACOR HOLDINGS INC.


                                  COMMON STOCK


      We may from time to time offer to sell our common stock. We may offer and sell our common stock to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. Our common stock also may be resold by stockholders. We will provide specific terms of any common stock to be offered in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

      Our common stock is listed on the New York Stock Exchange under the ticker symbol "CKH." On March 12, 2007, the last reported sale price for our common stock was $96.20 per share.

      THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

      Our principal executive offices are located at 2200 Eller Drive, P.O. Box 13038, Fort Lauderdale, Florida 33316. Our telephone number is (954)-523-2200.

      INVESTING IN THE SHARES INVOLVES RISKS. SEE "ITEM 1A - RISK FACTORS" BEGINNING ON PAGE 23 OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006, WHICH IS INCORPORATED BY REFERENCE HEREIN.

                              -------------------

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              -------------------

                  The date of this prospectus is March 13, 2007

                                TABLE OF CONTENTS

About this Prospectus                                         2
Forward-Looking Statements                                    2
Use of Proceeds                                               5
Description of Common Stock                                   5
Selling Stockholders                                          7
Where You Can Find More Information                           7
Incorporation of Certain Documents by Reference               7
Legal Matters                                                 8
Experts                                                       8

                              ABOUT THIS PROSPECTUS

      This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933. By using a shelf registration statement, we or the selling stockholders may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

      You should read this prospectus and any prospectus supplement together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in "Where You Can Find More Information" below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. We have not authorized anyone else to provide you with other information.

      References in this prospectus supplement to "SEACOR," "we," "us," and "our" refer to SEACOR Holdings Inc. and its subsidiaries, unless the context otherwise requires.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

      Certain of the statements contained in this prospectus and in documents incorporated by reference in this prospectus are "forward-looking" statements as defined under the Private Securities Litigation Reform Act of 1995. Generally, the words "expect," "believe," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. All statements which address future operating performance, events or developments that we expect or anticipate will occur in the future, and statements expressing general optimism about future operating results, are forward-looking statements. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. As and when made, management believes that these forward-looking statements are reasonable. However, caution should be taken not to place undue reliance on any such forward-looking statements since such statements speak only as of the date when made and there can be no assurance that such forward-looking statements will occur. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

      Factors exist that could cause our actual results to differ materially from the expected results described in or underlying our company's forward-looking statements. Some of such factors are described under "Risk Factors" in our annual report on Form 10-K and in similar sections of documents incorporated into this prospectus by reference. Such factors include:

o Demand for many of our services substantially depends on the level of activity in the offshore oil and natural gas exploration, development and production industry.

o     Our international operations, which involve additional risks such as
      (i) restrictive actions by foreign governments, (ii) foreign taxation and changes in foreign tax laws, (iii) limitations on the repatriation of earnings, (iv) changes in currency exchange rates, (v) local cabotage and local ownership laws and requirements, (vi) nationalization and expropriation, (vii) loss of contract rights, and
      (viii) political instability, war and civil disturbances or other risks that may limit or disrupt markets.

o Unstable political, military and economic conditions in foreign countries where a significant proportion of our Offshore Marine Services' operations are conducted could adversely impact our business.

o Our Offshore Marine Services, Marine Transportation Services and Aviation Services businesses rely on several customers for a significant share of their revenues, the loss of which could adversely affect their businesses and operating results.

o     Risk associated with consolidation of our customer base.

o     We maybe unable to maintain or replace our vessels as they age.

o An increase in the supply of offshore support vessels or tankers would likely have an adverse impact on the charter rates earned by our offshore support vessels and tankers.

o If we do not restrict the amount of foreign ownership of our common stock, we could be prohibited from operating our offshore support vessels, inland river vessels and barges and tankers in parts of the U.S. and could be prohibited from operating our helicopters, which would adversely impact our business and operating results.

o Our Marine Transportation Services business could lose the protection afforded by the Merchant Marine Act of 1920, as amended, which would result in additional competition.

o Our failure to maintain an acceptable safety record may have an adverse impact on our ability to retain customers.

o The Outer Continental Shelf Lands Act, as amended, provides the federal government with broad discretion in regulating the leasing of offshore resources for the production of oil and gas.

o Operational risks could disrupt our Offshore Marine Services, Marine Transportation Services, Harbor and Offshore Towing Services and Aviation Services businesses and expose us to liability.

o Our Aviation Services business may be subject to adverse weather conditions and seasonality.

o A decline in demand for domestic refined petroleum products, crude oil or chemical products, or a change in existing methods of delivery.

o Construction of additional refined petroleum product, natural gas or crude oil pipelines could have a material adverse effect on our tanker and towing revenues.

o We may have to phase out some of our single-hull tankers from petroleum product transportation service in U.S. waters.

o We are subject to complex laws and regulations, including environmental laws and regulations that can adversely affect the cost, manner or feasibility of doing business.

o     Spill response revenue is subject to significant volatility.

o A relaxation of oil spill regulation or enforcement could reduce the demand for our Environmental Services business.

o A change in, or revocation of our National Response Corporation's classification as an Oil Spill Removal Organization would result in a loss of business.

o Our Environmental Services business could incur liability in connection with providing spill response services.

o Our Inland River Services business could be adversely affected by (i) the decline in U.S. grain exports, (ii) international economic and political factors, (iii) seasonal activity, (iv) adverse weather and river conditions, (v) fuel price fluctuations, and (vi) variation in freight rates.

o Our insurance coverage may be inadequate to protect us from the liabilities that could arise in our businesses.

o Our inability to attract and retain qualified personnel could have an adverse effect on our business.

      Accordingly, there can be no assurance that the forward-looking statements contained herein will occur or that objectives will be achieved. All written and verbal forward-looking statements attributable to SEACOR Holdings Inc. or persons acting on our behalf are expressly qualified in their entirety by such factors.

                                 USE OF PROCEEDS

      Unless otherwise stated in the prospectus supplement accompanying this prospectus, we will use the net proceeds from the sale of any common stock that may be offered hereby for general corporate purposes. Such general corporate purposes may include, but are not limited to, the funding of our operations, reducing or refinancing our indebtedness or the indebtedness of our subsidiaries, financing possible acquisitions and redeeming outstanding securities. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that common stock is sold by a selling stockholder. The prospectus supplement relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of common stock.

                           DESCRIPTION OF COMMON STOCK

      Our authorized capital stock is 60,000,000 shares of common stock, $0.01 par value, and 10,000,000 shares of preferred stock, $0.01 par value. As of February 22, 2007, 24,531,005 shares of common stock and no shares of preferred stock were outstanding. In addition to the summary of our capital stock that follows, we encourage you to review our restated certificate of incorporation, as amended, and second amended and restated bylaws, each of which we have filed with the SEC.

      Our certificate of incorporation restricts the amount of our equity securities that may be beneficially owned by foreign persons.

      Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a plurality of the shares of common stock entitled to vote in any election of directors may elect directors. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive proportionately our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future. The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BYLAWS.

      Certain provisions of our certificate of incorporation and bylaws, which we summarize in the following paragraphs, may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

      Our certificate of incorporation requires the affirmative vote of the holders of not less than 66 2/3% of the voting power of our outstanding shares to approve any merger, consolidation or similar business combination transaction in which we are not the surviving corporation or in which our shares are exchanged for or changed into other securities, cash or other property, or any combination thereof.

      Our certificate of incorporation provides that stockholders may take action by written consent, but only if the holders of at least 66 2/3% of the voting power of our outstanding shares so consent. Special meetings of stockholders may be called only by the chairman of the board of directors, the president or a majority of the board of directors.

      Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders or at a special meeting of stockholders, must provide timely notice of their proposals to the secretary in writing. To be timely as to bringing business before an annual meeting of stockholders, a stockholder's notice must be delivered to or mailed and received


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



at our principal executive offices not less than 90 calendar days prior to the anniversary of the previous year's annual meeting of stockholders (or, if there was no prior annual meeting, not less than 90 calendar days before the second Tuesday in May of the current year). If the date of the annual meeting of stockholders has been changed to be more than 20 days earlier than or 60 days after such anniversary, for notice by the stockholder to be timely, we must receive such notice not later than the later of:

      *     90 days prior to such annual meeting of stockholders, or

      * the seventh day following the date on which notice of the date of the meeting is given to stockholders or made public, whichever occurs first.

      To be timely as to nominating candidates for election as directors, a stockholder's notice must be delivered or mailed and received by our secretary not less than, with respect to an election at an annual meeting, 90 calendar days prior to the anniversary of the previous year's annual meeting, or, if there was no prior annual meeting not less than 90 calendar days prior to the third Tuesday in October of the current year. With respect to an election at a special meeting of stockholders, our secretary must receive the stockholder's notice not less than the close of business on the fifth calendar day following the date on which notice of the meeting is given to stockholders. Our bylaws also specify certain requirements as to the form and content of a stockholder's notice both as to bringing business before an annual meeting of stockholders and as to nominating candidates for election as directors. These provisions could have the effect of delaying stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

      Our certificate of incorporation and our bylaws require the affirmative vote of the holders of not less than 66 2/3% of the voting power of our outstanding shares to amend or adopt provisions inconsistent with several of the provisions described that may have an anti-takeover effect.

      The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise.

      The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or bylaws, unless a corporation's certificate of incorporation or bylaws, as the case may be, requires a greater percentage.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS.

      As permitted by applicable Delaware law, our restated certificate of incorporation includes a provision to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to limited exceptions. In addition, our bylaws provide that we are required to indemnify our officers and directors under a variety of circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we are required to advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified. We have also obtained insurance in amounts commensurate with similar public companies covering our directors and officers from claims made in connection with their serving as our directors and officers. We believe that these indemnification provisions are necessary to attract and retain qualified persons as directors and officers.

      At present, we are not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of ours in which indemnification would be required or permitted.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be granted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.



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



                              SELLING STOCKHOLDERS

      Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Securiies Exchange Act of 1934, as amended, which we refer to as the Exchange Act, that are incorporated by reference.

                       WHERE YOU CAN FIND MORE INFORMATION

      We are subject to the information and reporting requirements of the Exchange Act, under which we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC at the SEC's public reference room located at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings also are available to the public on the SEC's website at http://www.sec.gov, which contains reports, proxies and information statements and other information regarding issuers that file electronically. In addition, our SEC filings are available on our website at http://www.seacorholdings.com.

      You may request a copy of these filings at no cost by writing or telephoning us at the following address:

                              SEACOR Holdings Inc.
                               INVESTOR RELATIONS
                        2200 Eller Drive, P.O. Box 13038
                         Fort Lauderdale, Florida, 33316
                                 (954) 523-2200.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby "incorporate by reference" the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

      o     Our Annual Report on Form 10-K for the year ended December 31, 2006;
            and

      o The description of our common stock contained in our registration statement on Form 8-A filed on October 8, 1996 and any amendment or report filed for the purpose of updating such description.

      All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, also shall be deemed to be incorporated by reference in this prospectus, unless otherwise provided in the relevant document. These additional documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

      Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. You may request a copy of these filings at no cost by writing or telephoning us at the following address:

                              SEACOR Holdings Inc.
                               INVESTOR RELATIONS
                        2200 Eller Drive, P.O. Box 13038
                         Fort Lauderdale, Florida, 33316
                                 (954) 523-2200.




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



                                  LEGAL MATTERS

      The validity of the securities offered hereby will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York.

                                     EXPERTS

      Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2006, and management's assessment of the effectiveness of our internal control over financial reporting as of December 31, 2006, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule and management's assessment are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

















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